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                                                                    Exhibit 12.1


                             Boston Edison Company
               Computation of Ratio of Earnings to Fixed Charges
                      Twelve Months Ended March 31, 2000
                                (in thousands)



Net income from continuing operations               $151,947

Income taxes                                          65,221

Fixed charges                                        116,955
                                                    --------
     Total                                          $334,123
                                                    --------

Interest expense                                    $104,055
Interest component of rentals                         12,900
                                                    --------
     Total                                          $116,955
                                                    ========

Ratio of earnings to fixed charges                      2.86
                                                        ====